Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 11, 2004, except for Note 36, as to which the date is August 9, 2004, relating to the financial statements of Deutsche Telekom AG, which appears in the Current Report on Form 6-K of Deutsche Telekom AG dated September 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

September 8, 2004



Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftspruefungsgesellschaft
Stuttgart




(Prof. Dr. Pfitzer)                                       (Hollweg)
Wirtschaftspruefer                                        Wirtschaftspruefer


PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft
Frankfurt am Main




(Frings)                                                  (Menke)
Wirtschaftspruefer                                        Wirtschaftspruefer